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                                                                   Exhibit 23.12

                      NEW FUTECH OFFICER'S AND DIRECTOR'S
                 CONSENTS TO BE NAMED IN REGISTRATION STATEMENT

Dear Gentlemen:

I acknowledge that Futech Interactive Products, Inc., a Delaware corporation, has filed a Form S-4 Registration Statement under the Securities Act of 1933 on June 6, 1999 (Registration Nos. 333-80131 and 333-80131) (the "Registration Statement"), as subsequently amended. I hereby consent to be named as a future officer and director of New Futech in the Registration Statement and any subsequent pre-effective amendments to the Registration Statement.


                                 /s/ Carl E. Voigt, IV
                                 -----------------------------------------
                                 Carl E. Voigt, IV,
                                 Vice President of Games/Toys and Director